SIXTH AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of August 8, 2016
AMONG
OASIS PETROLEUM NORTH AMERICA LLC,
AS BORROWER,
THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, N.A.,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

SIXTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”) dated as of August 8, 2016, is among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (the “Borrower”); the Guarantors party hereto (the “Guarantors” and collectively with the Borrower, the “Credit Parties”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) party hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as the issuing bank (in such capacity, the “Issuing Bank”).
R E C I T A L S
A.    Parent, OP LLC, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of April 5, 2013, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 3, 2013, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2014, that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2015, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of November 13, 2015 and that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of February 23, 2016 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto desire to amend certain provisions of the Credit Agreement as set forth herein effective as of the Sixth Amendment Effective Date (as defined below).
C.    Furthermore, the Administrative Agent and the Required Lenders desire to maintain the Borrowing Base at $1,150,000,000 after giving effect to the amendments contained in this Sixth Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment. Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.02.

(a)     The following definitions are hereby amended and restated as follows:
“Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment and as the same may be further amended or supplemented from time to time.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, material, equipment or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; provided that in no event shall any Permitted Bond Hedge Transactions or any Permitted Warrant Transaction be considered an “Investment” for purposes of this Agreement.
“Senior Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) issued pursuant to a Senior Notes Indenture including, for the avoidance of doubt, any Convertible Notes.
“Senior Notes Indenture” means any indenture among the Parent, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(b), including, for the avoidance of doubt, any Convertible Note Indenture.
(b)    The following definitions are hereby added where alphabetically appropriate to read as follows:
“Call Spread Counterparties” means one or more financial institutions selected by the Parent to sell the options contemplated by the Permitted Bond Hedge Transaction(s) and purchase the warrants contemplated by the Permitted Warrant Transaction(s).

“Convertible Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) convertible into Equity Interests of the Parent (other than Disqualified Capital Stock) incurred pursuant to a Convertible Notes Indenture.
“Convertible Notes Indenture” means any indenture among the Parent, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Convertibles Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(b).
“Permitted Bond Hedge Transaction(s)” means the bond hedge or capped call options purchased by the Parent or any other Credit Party from the Call Spread Counterparties to hedge the Parent’s payment and/or delivery obligations due upon conversion of the Convertible Notes.
“Permitted Refinancing Debt” means Senior Notes issued or incurred by the Parent or any other Credit Party, and Debt constituting guarantees thereof by other Credit Parties, incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, repay, renew, replace (whether or not contemporaneously), defease, discharge, refund or otherwise Redeem outstanding Senior Notes, in whole or in part from time to time; provided that the principal amount of such Permitted Refinancing Debt (or if such Permitted Refinancing Debt is issued at a discount, the initial issuance price of such Permitted Refinancing Debt) does not exceed the then outstanding principal amount of the Senior Notes so exchanged for, extended, refinanced, repaid, renewed, replaced, defeased, discharged, refunded or otherwise Redeemed (plus the amount of any premiums and accrued interest paid and fees and expenses incurred in connection therewith).
“Permitted Warrant Transaction(s)” means one or more net share or cash settled warrants sold by the Credit Parties to the Call Spread Counterparties, concurrently with the purchase by the Parent of the Permitted Bond Hedge Transactions, to offset the cost to the Parent of the Permitted Bond Hedge Transactions.
“Qualified Convertible Notes Offering” means an issuance of Convertible Notes which satisfies the following conditions: (a) such Convertible Notes have a per annum interest rate less than or equal to 5%, (b) at the time thereof and after giving effect to any adjustment of the Borrowing Base in connection therewith, the Total Commitments Utilization Percentage is less than or equal to 50% and (c) after giving pro forma effect to such issuance, the Borrower is in compliance with the financial covenants contained in Section 9.01(a) and Section 9.01(b).
“Sixth Amendment” means that certain Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of August 8, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

2.2    Amendment to Section 2.07(e)(i). Section 2.07(e)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(i)    Subject to Section 2.07(e)(ii) below, (x) if the Parent issues any Senior Notes (including any Convertible Notes and any Permitted Refinancing Debt) (“New Debt”) during the period between Scheduled Redetermination Dates and not in conjunction with an Interim Redetermination, then on the Reduction Date (as defined below), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by an amount equal to the difference between (1) the stated principal amount of such New Debt minus (2) the stated principal amount of previously outstanding Senior Notes to the extent such previously outstanding principal amount was Redeemed with the proceeds of such New Debt, and (y) the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the Reduction Date, effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.  As used herein, the term “Reduction Date” means (A) if such New Debt has been issued pursuant to a Qualified Convertible Notes Offering and the Borrower has delivered notice pursuant to Section 8.01(r) that it intends to use a portion of the proceeds of New Debt to Redeem existing Senior Notes, the earlier of (x) the date on which the Redemption of such Senior Notes is consummated and (y) ninety days following such issuance of New Debt, and (B) otherwise, the date of the issuance of such New Debt. For purposes of this Section 2.07(e), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.
2.3    Amendment to Section 8.01(r). Section 8.01(r) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(r)    Issuance of Senior Notes and Permitted Refinancing Debt. In the event the Parent decides to issue Senior Notes (including any Convertible Notes) or any Permitted Refinancing Debt as contemplated by Section 9.02(j), three (3) Business Days prior written notice of such offering therefor, the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such offering of Senior Notes or such Permitted Refinancing Debt and whether such issuance of Debt is intended to Redeem any Senior Notes.
2.4    Amendment to Section 8.14(a). Section 8.14(a) of the Credit Agreement is hereby amended by deleting the reference to “Section 8.12(c)(iv)” and replacing it with a reference to “Section 8.12(c)(vi)”.
2.5    Amendment to Section 9.02(j). Section 9.02(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(j)    unsecured Senior Notes of the Parent and any guarantees thereof and any unsecured Permitted Refinancing Debt and any guarantees thereof; provided that (i) the Borrower shall have complied with Section 8.01(r), (ii) at the time of incurring such Senior Notes or Permitted Refinancing Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Senior Notes or Permitted Refinancing Debt, as applicable, after giving effect on a pro forma basis to the incurrence of such Senior Notes or Permitted Refinancing Debt (and any concurrent repayment of Debt with the proceeds of such incurrence, if any), (iii) on the same day as the incurrence of such Debt (or in the case of Permitted Refinancing Debt, on the Reduction Date), the Borrowing Base shall be adjusted to the extent required by Section 2.07(e) and prepayment is made to the extent required by Section 3.04(c)(iv) and no Borrowing Base Deficiency would then exist after giving effect to such adjustment and prepayment, (iv) such Senior Notes or Permitted Refinancing Debt, as applicable, do not have any scheduled principal amortization prior to the date which is one year after the Maturity Date, (v) such Senior Notes or Permitted Refinancing Debt does not mature sooner than the date which is one year after the Maturity Date, (vi) such Senior Notes or Permitted Refinancing Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Guarantors as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Administrative Agent and (vii) such Senior Notes or Permitted Refinancing Debt do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness; provided that if such Senior Notes are issued to finance all or a portion of a direct or indirect acquisition of Oil and Gas Properties, such Senior Notes may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Senior Notes in the event that such acquisition is not consummated by a certain date in an amount not to exceed the principal amount of such Senior Notes and any accrued interest thereon through the prepayment or redemption date.
2.6    Amendment to Section 9.04(a). Section 9.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Restricted Payments. The Parent, OP LLC and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital or make any distribution of its Property to its Equity Interest holders, except (i) the Parent and OP LLC may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries of the Parent may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Parent and OP LLC may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Parent, OP LLC and the Borrower may make payments to former employees in connection with the termination of such former employee’s employment in an aggregate amount not to exceed $250,000 in any calendar year for the purpose of repurchasing Equity Interests in any member of the Parent, OP LLC or the Borrower, as applicable, issued to such former employee pursuant to stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the Parent may pay the purchase price for any Permitted Bond Hedge Transaction(s), (vi) the Parent may pay cash and/or deliver common stock upon the settlement, termination or redemption of any Permitted Warrant Transaction(s), and (vii) the Parent may pay cash and/or deliver common stock in satisfaction of the Parent’s obligations in respect of the Convertible Notes whether upon conversion of such securities, upon the occurrence of a change of control (or similar event, however so defined by the terms of such securities) or other customary mandatory prepayment or redemption event permitted by Section 9.02(j)(vii), upon repurchase of such securities pursuant to a Redemption thereof otherwise permitted by this Agreement or at maturity of such securities.
2.7    Amendment to Section 9.04(b). Section 9.04(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Repayment of Senior Notes, Permitted Refinancing Debt and Convertible Notes; Amendment to Terms of Senior Notes, Permitted Refinancing Debt and Convertible Notes. The Parent, OP LLC and the Borrower will not, and will not permit any of their respective Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, Permitted Refinancing Debt or the Convertible Notes; provided that (A) the Parent may Redeem the Senior Notes, Permitted Refinancing Debt or Convertible Notes in one or more transactions in an aggregate amount not to exceed the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent to the extent that (x) such Redemption is consummated within 180 days of the consummation of such sale of Equity Interest (or, with respect to any Equity Interests sold pursuant to that certain Underwriting Agreement dated as of January 28, 2016, between the Parent and Citigroup Global Markets Inc., within 270 days of such sale) and (y) after giving pro forma effect to such Redemption, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing, (B) the Parent may Redeem the Senior Notes, Permitted Refinancing Debt or Convertible Notes in one more transactions to the extent that (x) the Specified Redemption Test is satisfied at the time of such Redemption, (y) the amount paid in respect of any Senior Note, Permitted Refinancing Debt or Convertible Note does not exceed 60% of the stated principal amount of such Senior Note and (z) the aggregate cash consideration paid by the Parent in respect of all Redemptions of Senior Notes, Permitted Refinancing Debt or Convertible Note pursuant to this Section 9.04(b)(i)(B) shall not exceed $175,000,000, and (C) the Parent may Redeem the Senior Notes or Permitted Refinancing Debt with the proceeds of any Permitted Refinancing Debt substantially concurrently with the incurrence of such Permitted Refinancing Debt, provided that in the case of Permitted Refinancing Debt incurred pursuant to a Qualified Convertible Notes Offering, such Redemption must be consummated within ninety days of the incurrence of such Permitted Refinancing Debt, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture or the terms of any Permitted Refinancing Debt and the agreements governing any Permitted Refinancing Debt or the terms of the Convertible Notes or the Convertible Notes Indenture if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (B) such action requires the payment of a consent fee (howsoever described), provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the incurrence of additional Senior Notes or Permitted Refinancing Debt to the extent permitted by Section 9.02(j) or the execution of supplemental indentures to add guarantors if required by the terms of any Senior Notes Indenture, any Convertible Notes Indenture or any agreement governing any Permitted Refinancing Debt provided such Person complies with Section 8.14(b) or (C) with respect to Senior Notes, Convertible Notes or Permitted Refinancing Debt that are subordinated to the Indebtedness or any other Debt, designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Senior Notes Indenture, Convertible Notes Indenture or any agreement governing any Permitted Refinancing Debt that are subordinated to the Indebtedness or any other Debt.
2.8    Amendment to Section 9.18(a). The first sentence of Section 9.18(a) of the Credit Agreement is hereby amended by deleting the word “and” immediately prior to clause (ii) thereof, and adding the following at the end of such sentence:
(iii) any Permitted Bond Hedge Transaction(s), and (iv) any Permitted Warrant Transaction.
2.9    Amendment to Section 9.18(b). Section 9.18(b) of the Credit Agreement is hereby amended by inserting the words “in respect of commodities” immediately following the words “hedge position”.
2.10    Amendment to Section 10.01(g). Section 10.01(g) of the Credit Agreement is hereby amended by inserting the words “, the Convertible Notes Indenture or any agreement governing any Permitted Refinancing Debt” immediately following the words “Senior Note Indenture”.
Section 3.    Borrowing Base. The Administrative Agent and the Required Lenders agree that for the period from and including the Sixth Amendment Effective Date to but excluding the next Redetermination Date to maintain the amount of the Borrowing Base at $1,150,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d). For the avoidance of doubt, the reaffirmation of the Borrowing Base contained in this Section 3 shall not constitute either a Scheduled Redetermination or an Interim Redetermination.
Section 4.    Conditions Precedent. This Sixth Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Sixth Amendment Effective Date”):
4.1    The Administrative Agent shall have received from the Borrower, each Guarantor and the Required Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person.
4.2    No Default shall have occurred and be continuing as of the date hereof after giving effect to the terms of this Sixth Amendment.
4.3    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
4.4    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including those fees and other amounts payable pursuant to the Fee Letter dated as of the date hereof.
The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.    Miscellaneous.
5.1    Confirmation and Effect. The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
5.2    No Waiver.    Neither the execution by the Administrative Agent or the Lenders of this Sixth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Sixth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Sixth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative

Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.
5.3    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.4    Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Sixth Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
5.5    No Oral Agreement. This Sixth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
5.6    GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.8    Severability. Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.9    Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.10    Loan Document. This Sixth Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

BORROWER:	OASIS PETROLEUM NORTH
AMERICA LLC

	By:	/s/ Michael Lou
	Name:	Michael Lou
	Title:	Executive Vice President and Chief
Financial Officer

GUARANTORS:	OASIS PETROLEUM INC.
OASIS PETROLEUM LLC
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC
OASIS MIDSTREAM SERVICES LLC

	By:	/s/ Michael Lou
	Name:	Michael Lou
	Title:	Executive Vice President and Chief
Financial Officer

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	WELLS FARGO BANK, N.A.,
as Administrative Agent, Issuing Bank and as a Lender

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

LENDERS:	CITIBANK, N.A., as a Lender

	By:	/s/ Cliff Vaz
	Name:	Cliff Vaz
	Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anson Williams
Name:	Anson Williams
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Brewster
Name:	Mark Brewster
Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

COMPASS BANK, as a Lender

By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

CITIZENS BANK, N.A., as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

BOKF, NATIONAL ASSOCIATION DBA BANK OF TEXAS, as a Lender

By:	/s/ Mari Salazar
Name:	Mari Salazar
Title:	Senior Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

COMERICA BANK, as a Lender

By:	/s/ William B. Robinson
Name:	William B. Robinson
Title:	Senior Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Lorenz Meier
Name:	Lorenz Meier
Title:	Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

REGIONS BANK, as a Lender

By:	/s/ William A. Philipp
Name:	William A. Philipp
Title:	Managing Director

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

IBERIABANK, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Executive Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)